POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY FOR FORMS 3, 4, 5 AND FORM ID

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Kerry T. Smith as the undersigned’s true and lawful attorney-in-fact (the “Attorney-in-Fact”), with the power to act alone for the undersigned and in the undersigned’s name, place and stead, in any and all capacities to:  prepare, execute, deliver and file with the United States Securities and Exchange Commission Form ID and Forms 3, 4 and 5.

The undersigned acknowledges that:

1.           this Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his or her discretion on information provided to such Attorney-in-Fact, in writing or electronically without independent verification of such information;

2.           any documents prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

3.           neither the Company nor the Attorney-in-Fact assumes any liability or the undersigned’s responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

4.           this Limited Power of Attorney does not relief the undersigned from responsibility for compliance with the undersigned’s obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, and fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of Delaware without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of April 23, 2010.

/s/ Sunit Saxena
Sunit Saxena